As filed with the Securities and Exchange Commission on May 14, 1998.

                                              Registration Statement 333-_______
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                 --------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933
                                 --------------

                     CUNNINGHAM GRAPHICS INTERNATIONAL, INC.
             (Exact name of registrant as specified in its charter)

         New Jersey                                     22-3561164
(State or other jurisdiction                (I.R.S. Employer Identification No.)
 of incorporation or organization)

629 Grove Street, Jersey City, New Jersey                 07032
(Address of principal executive offices)                (Zip Code)

                             1998 Stock Option Plan
                          Directors' Stock Option Plan
                            (Full title of the plan)

                            Mr. Michael R. Cunningham
                 Chairman, President and Chief Executive Officer
                                629 Grove Street
                          Jersey City, New Jersey 07310
                     (Name and address of agent for service)

                                 (201) 217-1990
          (Telephone number, including area code, of agent for service)

                                    Copy to:
                            Lawrence A. Goldman, Esq.
                 Gibbons, Del Deo, Dolan, Griffinger & Vecchione
                              One Riverfront Plaza
                          Newark, New Jersey 07102-5497
                                 (973) 596-4500

                                          Calculation of Registration Fee
----------------------------------------- ---------------- -------------------- ----------------- -------------------
                                                                Proposed            Proposed
          Title of Each Class                 Amount        Maximum Offering        Maximum           Amount of
             of Securities                     To Be              Price            Aggregate         Registration
            to be Registered               Registered(1)      Per Share(2)          Offering            Fee(2)
                                                                                    Price(2)
----------------------------------------- ---------------- -------------------- ----------------- -------------------
----------------------------------------- ---------------- -------------------- ----------------- -------------------
Common Stock, no par value per share          600,000            $20.625          $12,375,000           $3,651
----------------------------------------- ---------------- -------------------- ----------------- -------------------

     (1) Pursuant to Rule 416(c) under the Securities Act of 1933, as amended, this registration statement also covers additional shares of Common Stock pursuant to the anti-dilution provisions of the Plan.

     (2) Estimated in accordance with Rule 457(c) solely for the purposes of calculating the registration fee, based on the average high and low prices per share of the Registrant's Common Stock as reported on The Nasdaq National Market System on May 11, 1998.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

     The following documents previously filed by Cunningham Graphics International, Inc. (the "Company") with the Securities and Exchange Commission (the "Commission") are incorporated by reference in this Registration Statement:

     (1) The Company's Final Prospectus filed April 22, 1998 under the Securities Act of 1933, as amended (the "Securities Act") in connection with the Company's Registration Statement filed on Form S-1 (File No. 333-46541) as filed under the Securities Act;

     (2) The description of the Company's common stock, no par value per share (the "Common Stock"), contained in the foregoing Prospectus; and

     (3) All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the respective date of filing of such documents. Any statement contained in a document incorporated by reference herein is modified or superseded for all purposes to the extent that a statement contained in this Registration Statement or in any other subsequently filed document which is incorporated by reference modifies or replaces such statement.

Item 4.  Description of Securities

         Not applicable.

Item 5  Interests of Named Experts and Counsel

         Not applicable.

Item 6.  Indemnification of Directors and Officers.

     The Company's Certificate of Incorporation contains a provision eliminating or limiting director liability to the Company and its stockholders for monetary damages arising from acts or omissions in the director's capacity as director. The provision does not, however, eliminate or limit the personal liability of a director (i) for any breach of such director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or knowing violation of the law, (iii) under the New Jersey statutory provision making directors personally liable, under a negligence standard, for unlawful dividends or unlawful stock purchases or redemptions or (iv) for any transaction from which the director derived an improper personal benefit. This provision offers persons who serve on the Board of Directors of the Company protection against awards of monetary damages resulting from breaches of their duty of care (except as indicated above). As a result of this provision, the ability of the Company or a stockholder thereof to successfully prosecute an action against a director for breach of his duty of care is limited. However, the provision does not affect the availability of equitable remedies such as an injunction or rescission based upon a director's breach of his duty of care. The Securities and Exchange Commission has taken the position that the provision will have no effect on claims arising under the federal securities laws.

     In addition, the Company's Certificate of Incorporation and By-Laws provide for mandatory indemnification rights, subject to limited exceptions, to any director or officer of the Company who by reason of the fact that he or she is a director or officer of the Company is involved in a legal proceeding of any nature. Such indemnification rights include reimbursement for expenses incurred by such director, officer, employee or agent in advance of the final deposition of such proceeding in accordance with the applicable provisions of the New Jersey Business Corporation Act.

     Each of the officers and directors of the Company is insured against certain liabilities which he or she might incur in his or her capacity as an officer or director pursuant to a Directors and Officers Liability Policy issued by Executive Risk Indemnity Inc. of Wilmington, Delaware. The general effect of this policy is that if during the policy period any claim or claims are made against the officers and directors of the Company or any of them individually for a Wrongful Act (as defined in the policy) while acting in their individual or collective capacities as directors or officers, the insurer will pay for 100% of any Loss (as defined in the policy), after application of any applicable deductible. The insurer's combined limit of liability is $5,000,000 during any policy year and $5,000,000 for any single Loss. "Wrongful Act" is defined as any error, misstatement, misleading statement, act, omission, neglect or breach of duty actually or allegedly committed or attempted by the officers or directors of the Company while acting in their individual or collective capacities or in any matter, not excluded by the terms and conditions of the policy, claimed against them by reason of their being directors or officers of the Company. The term "Loss" is defined as any amount which the Company shall be required or permitted by law to pay as a result of any "Claims," and includes damages, judgments, settlements, costs, charges, and expenses incurred in the defense of actions, suits or proceedings and appeals therefrom, except that the term "Loss" does not include fines or penalties imposed by law or matters which may be deemed uninsurable under the law pursuant to which the policy shall be construed.

Item 7.  Exemption from Registration Claimed.

         Not applicable.

Item 8.  Exhibits

Exhibit No.                             Description
-----------                             -----------

4.1 1998 Stock Option Plan (incorporated by reference to Exhibit 10.1 to Amendment No. 1 to the Company's Registration Statement on Form S-1 (File No. 333-46541), filed April 17, 1998)

4.2            Directors'  Stock  Option  Plan  (incorporated  by  reference  to
               Exhibit 10.2 to the Company's Registration Statement on Form S-1 (File No. 333-46541), filed February 19, 1998).

4.3 The Company's Certificate of Incorporation, in effect as of the date of this Registration Statement (incorporated by reference to Exhibit 3.1 to the Company's Registration Statement on Form S-1 (File No. 333-46541), filed February 19, 1998).

4.4 By-Laws of the Company (incorporated by reference to Exhibit 3.2 to the Company's Registration Statement on Form S-1 (File No. 333-46541), filed February 19, 1998).

5.1            Opinion of Gibbons, Del Deo, Dolan, Griffinger & Vecchione.

23.1           Consent of Ernst & Young LLP

23.2           Consent of Ernst & Young Chartered Accountants

23.3 Consent of Gibbons, Del Deo, Dolan, Griffinger & Vecchione (included in Exhibit 5.1)

24.1           Powers of Attorney

Item 9.  Undertakings.

     The Company hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933, as amended;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

     Provided, however, that paragraphs (1)(i) and (1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with the Commission by the Company pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended, that are incorporated by reference in this registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The Company hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended, (and where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934, as amended) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing procedures, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933, as amended, and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Jersey City, State of New Jersey, on this 13 day of May, 1998.


                                 CUNNINGHAM GRAPHICS INTERNATIONAL, INC.


                                 By:      /s/  Michael R. Cunningham
                                      ----------------------------------------
                                      Michael R. Cunningham
                                      Chairman, President and Chief Executive
                                        Officer

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                           Title                                  Date
---------                           -----                                  ----
/s/  Michael R. Cunningham          Chairman, President and Chief          May 13, 1998
----------------------------        Executive Officer
Michael R. Cunningham               (Principal Executive Officer)

/s/  Robert M. Okin                 Senior Vice President, Chief           May 13, 1998
----------------------------        Financial Officer and Treasurer
Robert M. Okin                      (Principal Financial and Accounting
                                    Officer)


*/s/  James J. Cunningham           Director                               May 13, 1998
 --------------------------
 James J. Cunningham

*/s/  Gordon Mays                   Director                               May 13, 1998
----------------------------
 Gordon Mays

*/s/  Arnold Spinner                Director                               May 13, 1998
----------------------------
 Arnold Spinner

*/s/  Laurence Gerber               Director                               May 13, 1998
----------------------------
 Laurence Gerber

*/s/  Stanley J. Moss               Director                               May 13, 1998
----------------------------
 Stanley J. Moss

*By:/s/  Michael R. Cunningham
    ----------------------------
       Michael R. Cunningham
       Attorney-in-Fact

                                  EXHIBIT INDEX


No.          Description                              Method of Filing
---          -----------                              ----------------

4.1    1998 Stock Option Plan                Filed by reference to Exhibit 4.1
                                             to Amendment No. 1 to the Company's
                                             Registration Statement on Form S-1
                                             (File No. 333-46541), filed April
                                             17, 1998

4.2    Directors' Stock Option Plan          Filed by  reference to Exhibit 10.2
                                             to the Company's Registration
                                             Statement on Form S-1 (File  No.
                                             333-46541), filed February 19, 1998

4.3    The Company's Certificate of          Filed by reference to Exhibit 3.1
       Incorporation                         to the Company's Registration
                                             Statement on Form S-1 (File No.
                                             333-46541) filed February 19, 1998

4.4    By-Laws of the Company                Filed by reference to Exhibit 3.2
                                             to the Company's Registration
                                             Statement on Form S-1 (File No.
                                             333-46541) filed February 19, 1998

5.1    Opinion of Gibbons, Del Deo, Dolan,   Filed with this Registration
       Griffinger & Vecchione                Statement

23.1   Consent of Ernst & Young LLP          Filed with this Registration
                                             Statement

23.2   Consent of Ernst & Young Chartered    Filed with this Registration
       Accountants                           Statement

23.3   Consent of Gibbons, Del Deo, Dolan,   Included in Exhibit 5.1
       Griffinger & Vecchione

24.1   Powers of Attorney                    Filed with this Registration
                                             Statement